                                                                    EXHIBIT 31.3

                     Rule 13a-14(a)/15d-14(a) Certification

      I, Steven G. Larson, certify that:

      1. I have reviewed this Amendment No.1 on Form 10-K/A to the Annual Report on Form 10-K for the fiscal year ended March 31, 2003 (this "Amendment") of Drexler Technology Corporation, a Delaware corporation ("registrant");

      2. Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment; and

      3. Based on my knowledge, the financial statements, and other financial information included in this Amendment, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Amendment.

Dated: September 29, 2003


By:   /s/ Steven G.  Larson
      ------------------------------------
      Steven G. Larson
      Vice President Finance & Chief Financial Officer
      (Principal Financial Officer)

                                       65